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EXHIBIT 23.1.2

             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Generex Biotechnology Corporation (the "Company") on form S-3 of our report dated October 7, 2002 appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP
-------------------------
Independent Registered Chartered Accountants
Toronto, Ontario
December 17, 2004